UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 747-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 26, 2012, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of First Merchants Corporation (the “Corporation”) approved the establishment of a Senior Management Incentive Compensation Program  (the “Plan”).  The following is a brief summary of the Plan.  This summary is subject to, and qualified in its entirety by, the full text of the Plan which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Purpose: The purpose of the Plan is to provide certain eligible management of the Corporation (the “Participants”) rewards for achieving short-term and long-term strategic management and earnings goals, with the ultimate objective of obtaining a superior return on shareholders’ investments.

Administration:  The Plan will be administered by the Committee, which will annually review the Participant list and targets for applicability and competitiveness.

Participants:  Eligible Participants include the president, chief executive officer, executive vice presidents, executive officers, non-bank presidents, regional presidents, senior leadership (selected by the Committee), department heads, division heads and other management leadership (selected by the Committee) of the Corporation and the Corporation’s affiliates (the “Affiliates”).

Potential Payouts:  The president, chief executive officer and executive vice presidents will each be eligible for a payout determined by annual earnings per share (“EPS”) on a diluted, generally accepted accounting principle (“GAAP”) basis.  The minimum cash payout the president, chief executive officer and executive vice presidents could receive is 70% of their respective target percent of base salary provided that EPS on a diluted GAAP basis is at least $0.82, and the maximum cash payout such Participants could receive is 200% of their respective target percent of base salary provided that EPS on a diluted GAAP basis is at least $1.81.  The schedule for determining payouts for such Participants is included in Section VI of the Plan.

Potential payouts to Participants, who hold management positions with Affiliates, including First Merchants Bank, N.A., a wholly owned subsidiary of the Corporation (the “Bank”), on their respective Affiliate’s earnings component will be determined by operating earnings, except that payouts to Participants who hold management positions with First Merchants Trust Company, a division of the Bank (“FMTC”), and First Merchants Insurance Group, a wholly owned subsidiary of the Corporation (“FMIG”), will be determined by changes in operating earnings.

When utilized, balanced scorecards will be tailored to each unit incorporating a specific weighting on various operating initiatives as set by the chief executive officer, executive vice presidents and senior vice president of human resources of the Corporation, such as EPS, consolidated efficiency ratio, consolidated non-interest income growth, and regional performance growth.  Potential payouts for senior vice presidents (see column “G” of the table shown in Section V of the Plan) and other Participants will be based on the operating initiatives set forth in Section V of the Plan.

No payout will be earned unless and until it is formally approved by the Committee.

Termination of the Plan.  The Committee may amend or terminate the Plan at any time in its sole discretion.

Item 9.01.                      Financial Statements and Exhibits.

(d)               (10.1) Senior Management Incentive Compensation Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 30, 2012

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
    Mark K. Hardwick,
    Executive Vice President and
     Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.
	Number	Description

	10.1	Senior Management Incentive Compensation Program.